EXHIBIT 4.1


                         FORM OF STOCK OPTION AGREEMENT
                         ------------------------------

              AGREEMENT made the 20th day of June, 2005 between AEROFLEX INCORPORATED, a Delaware corporation, (hereinafter called the "Company") and [NAME] (hereinafter called the "Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company is desirous of inducing or encouraging the Optionee to accept employment with the Company by offering the Optionee certain incentives or rewards to do so; and

         WHEREAS, the Board of Directors of the Company has determined that Optionee is eligible for, and should be granted an option as hereinbelow provided, and Optionee desires to have such option;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. GRANT AND EXERCISE OF OPTION.  The Company hereby grants to Optionee
         --------------------------------
an option to purchase a total of [AMOUNT IN WORDS] [AMOUNT IN NUMBERS] shares of the authorized and unissued Common Stock of the Company, having a par value of $.10 per share, at the price of $8.55 per share, upon and subject to the following terms and conditions:

                  (a) The within option may be exercised on or before June 19, 2015 (the "Expiration Date") and, within such period, only at the following times and in the following amounts:

                         (i) After the  expiration of one (1) year from the date
                  of this Agreement, the option may be exercised to the extent of not more than TWENTY-FIVE(25%) PERCENT of the shares granted in Paragraph 1 hereof;

                         (ii) After the expiration of two (2) years from the date of this Agreement, the option may be exercised to the extent of not more than FIFTY(50%) PERCENT of the shares granted in Paragraph 1 hereof;

                         (iii) After the  expiration of three(3)  years from the
                  date of this Agreement, the option may be exercised to the extent of not more than SEVENTY-FIVE(75%) PERCENT of the shares granted in Paragraph 1 hereof; and

                         (iv) After the expiration of four (4) years from the date of this Agreement, the option may be exercised to the extent of not more than ONE HUNDRED (100%) PERCENT of the shares granted in Paragraph 1 hereof.

                  (b) The  right to  exercise  set forth in  Paragraph  1(a)(i),
(ii),(iii) and (iv) shall, at the option of the Board of Directors, be accelerated to provide for immediate exercise in the event of a change in control of the Company.

                  (1) For purposes of this Agreement, a change in control of the Company, or in any person directly or indirectly controlling the Company, shall mean:

                         (i) a change in control as such term is presently defined in Regulation 240.12b-under the Securities and Exchange Act of 1934; or

                         (ii) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing ten (10%) percent of the voting power of the Company's then outstanding securities; or

                         (iii) if during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-third (2/3) of the directors then in office who were directors at the beginning of the period.

                  (2) Notwithstanding the foregoing, this paragraph shall have no applicability to any change of control as defined hereunder in the event that:

                         (i) a majority of the Board of Directors in office immediately prior to the event or events resulting in the change of control determine that such change is in the best interests of the Company; or

                         (ii) a majority of the Board of Directors in office immediately prior to the event or events resulting in the change of control determine that such change is not in the best interests of the Company; and thereafter Employee cooperates, assists or acts, directly or indirectly, on behalf of or in connection with the party seeking to acquire control of the Company; it being expressly understood and agreed that in the event the within option is not exercised on or before the Expiration Date, as to any part or all of the shares which may be purchased under the option, the right to purchase such shares shall completely lapse;

                  (c) Each exercise of the within option shall be by delivery to the Company, at its then principal office (attention of the Secretary) of written notice stating the number of shares to be purchased, accompanied by payment in full of the option price of such shares. The option price shall be payable in United States dollars in cash or by certified check, bank draft, postal or express money order; provided, however, that in lieu of payment in full in cash, the Optionee may, with the approval of the Board of Directors, exercise his option by tendering to the Company shares of the Company's Common Stock owned by him and having a fair market value (as determined by the Board of Directors in its absolute discretion) equal to the cash exercise price (or the balance thereof) applicable to his option.

                  (d) In the event of each exercise of the within option, the Company shall deliver to the Optionee, personally or at the Optionee's designated address, as soon as practicable, a certificate made out to the Optionee for the number of shares being purchased.

         2.  NON-TRANSFERABILITY  OF  OPTION.  The  option  granted  under  this
             --------------------------------
Agreement shall not be transferred otherwise than by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by the Optionee. No option granted hereunder shall be subject to execution, attachment, pledge, hypothecation, or other process.

         3.  DEATH,  RETIREMENT AND  TERMINATION OF EMPLOYMENT.  Any Option, the
             --------------------------------------------------
period of which has not expired, shall terminate at the time of death of the Optionee, or at the time of retirement or termination for any reason of such person's employment or service, including service as a consultant, and no share of Common Stock may thereafter be delivered pursuant to such Option, except that:

                  (a) Upon retirement or termination of employment or service (other than by death, disability, or termination for cause), an Optionee may within three (3) months after the date of such retirement or termination, purchase all or part of the shares with respect to which the Option was exercisable on the date of such termination, in accordance herewith, but in no event after the Expiration Date;

                  (b) Upon the termination of employment or service for cause, this Option shall immediately terminate. For purposes of this Section, "cause" shall mean (i) willful disregard of duties and/or gross insubordination, (ii) habitual absence from employment,(iii) the commission of fraud, misrepresentation or embezzlement; or (iv) as defined in any employment agreement between the Company or any affiliate of the Company and the Optionee;

                  (c) Upon the "disability" of any Optionee, the Optionee may within one (1) year after the date of such termination of employment, but in no event after the Expiration Date, purchase all or part of the shares with respect to which the Option was exercisable on the date of such termination. For purposes of this section, the term "disability" shall mean a physical or mental disability as defined in Section 105 of the Internal Revenue Code of 1986, as amended;

                  (d) Upon the death of the Optionee during his employment or within one (1) year after termination due to "disability", the person or persons to whom such Optionee's rights under the Option are transferred by will or the laws of descent and distribution may, within three (3) years after the date of such Optionee's death, but in no event after the Expiration Date, purchase all of the shares subject to this Option, including any shares for which the Option was not yet exercisable on the date of death. Upon the death of the Optionee within three (3) months after any termination of employment under clause 3(a) of this Option, the person or persons to whom such Optionee's rights under the Option are transferred by will or the laws of descent and distribution may, within three (3) years after the date of such Optionee's death, but in no event after the Expiration Date, purchase all or any part of the shares with respect to which the Option was exercisable on the date of termination of employment or service in accordance herewith.

         4.  DILUTION  AND OTHER  ADJUSTMENTS.  In the event  that  there is any
             ---------------------------------
change in the stock subject to the within option through merger, consolidation or reorganization, or in the event of any dividend in stock of the same class to holders of issued and outstanding stock of the same class, or the issuance to the holders of such stock of rights to subscribe to stock of the same class, or in the event of any split, combination or exchange of stock or other change in the capital structure of the Company, the Board of Directors of the Company shall make such adjustments in the within option as it may deem equitable to prevent dilution or enlargement of the rights granted to the Optionee hereunder, and such adjustments, when so made, shall be conclusive and binding on the parties to this Agreement; and provided, further, that nothing herein shall be construed as limiting or preventing the Company from exercising any right or power to make or enter into adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate or dissolve or to sell or transfer all or any part of its business or assets.

         5.  REGISTRATION.
             -------------

         The Company shall cause a Registration Statement on Form S-8 covering the Shares of the Common Stock of the Company issuable upon the exercise of the Option granted hereunder to be filed with the Securities and Exchange Commission and to become effective under the Securities Act of 1933, as amended, prior to the first anniversary date of this Agreement; provided, however, that if the Company is not permitted for any reason to register such Common Stock pursuant to a Registration Statement on Form S-8, the Company shall use its best efforts to cause a Registration Statement on Form S-3 covering the Common Stock to be filed with the Securities and Exchange Commission and to become effective under the Securities Act of 1933, as amended, prior to the first anniversary date of this Agreement.

         6.  REQUIREMENTS OF LAW.
             --------------------

             (a)  If  any  law,   regulation  of  the  Securities  and  Exchange
Commission, or any regulation of any other commission or agency having jurisdiction shall require the Company or the Optionee to take any action with respect to the shares of stock to be acquired upon the exercise of the within option, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the shares of stock shall be postponed until full compliance has been made with all such requirements of law or regulation.

             (b) Neither the Optionee nor any person or persons referred to in Paragraph 3 above, as the case may be, shall be, or shall be deemed to be, a holder of any shares subject to the within option unless and until certificates for such shares are delivered to him or them in accordance with this Agreement, and no certificates may be delivered until the shares represented thereby are paid in full.

         7.  PURCHASE  FOR  INVESTMENT.  The Optionee  represents,  on behalf of
             --------------------------
himself and the person or persons referred to in Paragraph 3 above, that any shares of the Company purchased pursuant to this Agreement will be acquired in good faith for investment and not for resale or distribution, and Optionee on behalf of himself and said person or persons, agrees that each notice of the exercise of the within option shall contain or be accompanied by a representation in writing signed by him or said person or persons, as the case may be, in form satisfactory to the Company, that the shares of the Company to be purchased pursuant to such notice are being so acquired and will not be sold except in compliance with applicable securities laws. The requirements of this Paragraph 7 may be waived by the Company if the Company shall have received an opinion of its counsel that such representation is not required.

         8.  ACKNOWLEDGMENT.  Optionee  represents   that  he   has  read    and
             ---------------
understands the terms and conditions of this Agreement and agrees to be bound thereby.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         AEROFLEX INCORPORATED


                                        By:  ---------------------------

                                        --------------------------------
                                        [NAME], Optionee